UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, Don Karanewsky, Senior Vice President, Discovery and Chief Scientific Officer of Senomyx, Inc. (the “Company”), notified the Company of his intention to retire from the position of Senior Vice President, Discovery and Chief Scientific Officer, effective as of October 1, 2015.

The Company does not intend to appoint a successor to Dr. Karanewsky. Following Dr. Karanewsky’s retirement, his duties will be transitioned to other members of the Company’s senior scientific leadership team. The Company’s three major taste research programs focused on the discovery and development of Sweet Modifiers, Natural High Intensity Sweeteners and Salt Modifiers will continue to be led by the same three individuals who have served as project leaders for each respective program. Each of these three scientific leaders holds a doctorate degree, has been with the Company for over eleven years, made significant contributions to the Company’s research and development efforts and is actively involved in the Company’s collaborations with its partners.

As part of Dr. Karanewsky’s retirement arrangements, the Company entered into a scientific advisory consulting arrangement with Dr. Karanewsky on October 1, 2015, which will continue through December 31, 2016 (the “Agreement”). Under the Agreement, Dr. Karanewsky will provide up to forty (40) hours of service to the Company per week for the first three months of the consulting arrangement and between ten (10) to thirty (30) hours of service thereafter for the remaining duration of the consulting arrangement. He will receive cash compensation projected to be approximately $326,236 for scientific advisory services to be provided over the next fifteen months. Dr. Karanewsky will remain eligible to receive a cash incentive bonus under the Company’s 2015 Executive Bonus Plan, based on his target bonus of 40% of his base salary. The determination of Dr. Karanewsky’s actual bonus, if any, remains subject to the final determination by the Compensation Committee of the Board, of the Company’s 2015 corporate goals achievement, but in any event will be determined for Dr. Karanewsky using the same methodology applied to all of the Company’s officers (other than the target bonus amount).  The foregoing summary of the terms and conditions of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Agreement by and between the Company and Don Karanewsky dated October 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and Chief Financial Officer

Date: October 1, 2015